UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2007

Kinetic Concepts, Inc.
(Exact name of registrant as specified in its charter)

Texas	0001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas		78230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2007, the Board of Directors of Kinetic Concepts, Inc. ("KCI" or the "Company") approved an amendment to the Company's Third Amended and Restated By-Laws, Article VI, Sections 1, 2 and 3 thereof, to allow for the issuance and transfer of uncertificated shares of KCI capital stock.  Prior to the amendment, the Company's Third Amended and Restated By-Laws required that all such shares be certificated.  The KCI Board of Directors adopted the amendment to comply with the New York Stock Exchange requirement that all listed securities be eligible for a direct registration system by January 1, 2008.  The amendment to the Company's Third Amended and Restated By-Laws is effective as of December 20, 2007.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Company's Third Amended and Restated By-Laws filed as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Third Amended and Restated By-laws of Kinetic Concepts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.
(Registrant)

Date: December 28, 2007	By:	/s/ Martin J. Landon
	Name:	Martin J. Landon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Third Amended and Restated By-laws of Kinetic Concepts, Inc.